Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-253366 on Form S-1 of our report dated February 22, 2021 relating to the balance sheets of Vine Energy Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
March 3, 2021